Exhibit 10.15

U.S. SHIPPING PARTNERS L.P.

EMPLOYEE UNIT PURCHASE PLAN

dated October [  ], 2004

1.             Purpose of the Plan.

The U.S. Shipping Partners L.P. Employee Unit Purchase Plan (the “Plan”) is intended to (i) promote the interests of U.S. Shipping Partners L.P., a Delaware limited partnership (the “Partnership”), by providing to Employees of the Partnership and its Affiliates the opportunity to acquire or increase their ownership of Units, (ii) provide a means whereby such individuals may develop a sense of proprietorship and personal involvement in the development and financial success of the Partnership and (iii) encourage such individuals to devote their best efforts to the business of the Partnership, thereby advancing the interests of the Partnership.

2.             Definitions.

(a)           As used in the Plan, the following terms shall have the meanings set forth below:

“Affiliates” means with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question.  As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Board” means the Board of Directors of US Shipping General Partner LLC, a Delaware limited liability company.

“Committee” means the Compensation Committee of the Board.

“Employee” means any individual who is a United States citizen for maritime law purposes and a full-time employee of the Partnership or one of its Affiliates, but, until the Committee decides otherwise, excluding any employee covered by a collective bargaining agreement unless such bargaining agreement provides for his participation in the Plan.

“Employer” means the Partnership and/or one of its Affiliates, as the case may be.

“Fair Market Value” means, unless otherwise determined by the Committee or required by applicable law, the closing sales price of a Unit on the applicable date (or if there is no trading in the Units on such date, on the next preceding date on which there was trading) as reported in The Wall Street Journal (or other reporting service approved by the Committee).  In the event Units are not publicly-traded at the time a determination of Fair Market Value is required to be made hereunder, the determination of Fair Market Value shall be made in good faith by the Committee.

“Offering Period” means each calendar quarter or other period as designated by the Committee from time to time.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, governmental agency or political subdivision thereof or other entity.

“Purchase Period” means the 10-day period following the end of each Offering Period; provided, however, the Purchase Period shall include such other periods, if any, as may be designated by the Committee from time to time.

“Unit” means a Common Unit of the Partnership.

(b)           Gender and Number.  Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.

3.             Eligibility.

(a)           Eligibility and Plan Entry Date.  All Employees shall be eligible to participate in the Plan.  An Employee is eligible to enter the Plan beginning on the first day of the month following 180 days after such individual’s employment commencement date.

(b)           Prior Service Credit.  The Committee, in it is discretion, may grant prior service credit to individuals that become Employees pursuant to a corporate merger or acquisition.

4.             Units Available Under the Plan.

(a)           Limits on Units Deliverable.  Subject to adjustment as provided in Section 4(c) below, the maximum number of Units that may be purchased under the Plan is [     ].

(b)           Sources of Units Deliverable.  Units to be delivered under the Plan may be Units acquired by the Partnership in the open market, Units already owned by the Partnership, authorized but unissued Units, Units acquired directly from any Person or any combination of the foregoing.

(c)           Adjustments.  In the event that the Committee determines that any distribution (whether in the form of cash, Units, other securities, or other property), recapitalization, split, reverse split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Units or other securities of the Partnership, issuance of warrants or other rights to purchase Units or other securities of the Partnership, or other similar transaction or event affects the Units such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of the maximum number and type of Units (or other securities or property) deliverable under the Plan, the maximum number and type of Units (or other securities or property) acquired during a Purchase Period and the applicable Unit price paid therefor.  The adjustments determined by the Committee shall be final, binding and conclusive.

5.             Purchase of Units.

(a)           Employee Withholding Elections.  The Committee shall provide an Employee with the ability to purchase Units under the Plan upon the following terms and conditions:

(i)                                     Effective as of the beginning of any month or, if administratively feasible, the beginning of the next payroll period, an Employee may elect to have his Employer withhold from the Employee’s cash base salary or cash base wages for each future pay period, for the purchase of Units hereunder, a designated whole percentage of the Employee’s cash base pay or wages (in whole percentages only, not to exceed 10%).  An Employee may change (within the above limitations) or, subject to Section 5(a)(vi), stop his withholding election at any time; however, only two such changes may be made during any calendar year.  All Employee elections and any changes to an election shall be in such written form as the Committee or its delegate may establish from time to time.

(ii)                                  Each withholding election made by an Employee hereunder shall be an ongoing election until the earlier of the date changed by the Employee or the date the Employee ceases to be eligible to participate in the Plan.

(iii)                               The Employer shall maintain for each electing Employee a separate notional or ledger account reflecting the aggregate amount of his cash base pay or wages that has been withheld and not yet applied to the purchase of Units for such Employee.  An Employer, other than the Partnership, shall remit to the Partnership all amounts of base pay or wages withheld by the Employer promptly upon request by the Partnership in order to permit the Partnership to fulfill its obligations under this Plan with respect to the purchase of Units for Employees.  Amounts of base pay or wages withheld by the Employer and remitted to the Partnership shall not be segregated from the general assets of the Partnership and shall not bear interest.

(iv)                              During each Purchase Period, the Partnership shall use, to the fullest extent practicable, all amounts then credited to the notional accounts of the electing Employees to purchase Units for such Employees.  Purchases of Units may be made at any time or times during the Purchase Period on any securities exchange on which the Units are traded, in the over-the-counter market and/or in negotiated transactions as the Committee shall determine.

(v)                                 Upon an Employee’s termination of employment with his Employer, all amounts then credited to his notional account under the Plan, if any, shall be paid to the terminated Employee as soon as reasonably practicable.

(vi)                              Provided an Employee submits his election to stop withholding prior to the fourteen business day period before the beginning of an immediately upcoming Purchase Period, all amounts then credited to such Employee’s notional account shall be returned to the Employee as soon as administratively practicable.  Unless otherwise administratively feasible, to the extent an Employee submits his election to stop withholding within the fourteen business day period before the beginning of the immediately upcoming Purchase Period, all amounts credited to such Employee’s notional account will be applied toward the purchase of Units in the immediately following Purchase Period and the Employee’s election to stop withholding shall become effective as of the commencement of the next following Offering Period.  All requests to withdraw from the Plan submitted during a Purchase Period will become effective as of the commencement of the next following Offering Period.

(b)           Purchase of Units and Plan Expenses. During each Purchase Period, the Partnership, using funds withheld from Employees’ wages pursuant to this Section 5, shall purchase for the electing Employees the maximum number of Units (including fractional Units) that can be acquired (using the Unit’s Fair Market Value on the date of purchase) based on amounts then credited to the electing Employees’ notional accounts.  The Partnership shall pay, other than from the notional accounts, all brokerage fees and other costs and expenses of the Plan.  To the extent that Units are purchased on multiple days or at multiple times during a single Purchase Period, the Partnership shall use the average of the Units’ Fair Market Value at the times of purchase as the applicable Unit price upon which Units are allocated to the participating Employees.

(c)           Withholding of Taxes.  To the extent that the Employer is required to withhold any taxes in connection with the purchase of Units, it will be a condition to the ownership of such Units that the Employee make arrangements satisfactory to the Employer for the payment of such taxes, which may include, but not be limited to, a reduction in the Employee’s notional account.

6.             Restrictions on Units.

(a)           Holding Period.  Subject to the exception provided below under Section 6(b), all Units purchased under the Plan shall be subject to a “Holding Period” which shall expire on the first anniversary of the date the Units were purchased under the Plan.  During such Holding Period, each Employee shall be prohibited from pledging, transferring, selling or otherwise disposing of the restricted Units.  Upon the expiration of such Holding Period, the Employee may, if he or she desires, make a request to the Partnership (or its designated third party plan administrator, if any) to receive certificates for all of such unrestricted whole Units.  Otherwise, such Units shall be held without restriction (1) by the Partnership or (2) in the name of the third party administrator (or its designee), if any, for the benefit of the Employee. Upon payment during the Holding Period of any distribution with respect to Units, each Employee shall receive an amount in cash equal to, and at the same time as, the amount of such distribution multiplied by the number of Units allocated to such Employee.

(b)           Holding Period Exception.  Notwithstanding the Holding Period imposed above under Section 6(a) and subject to the conditions imposed pursuant to this Section 6(b), an Employee will be permitted to pledge, transfer, sell or otherwise dispose of his restricted whole Units during the one-year Holding Period (a “Restricted Transfer”) by notifying the Employer (or its designated third party plan administrator) of his intention to engage in a Restricted Transfer.  If a Restricted Transfer occurs, the Employee shall be prohibited from participating in the Plan again until the first Purchase Period following the first anniversary of the date of the Restricted

Transfer.  During this period of prohibition, no amounts shall be withheld from the Employee’s cash base salary or cash base wages.  Such withholding shall not be allowed to resume, at the earliest, until the first pay period following the first anniversary of the date of the Restricted Transfer.  To the extent an Employee has amounts credited to his notional account under the Plan on the date of a Restricted Transfer, all such amounts will be returned to the Participant.  To the extent a Participant has a fractional Unit credited to his notional account under the Plan on the date of a Restricted Transfer, such fractional Unit will be liquidated and the Participant will receive his pro rata portion of the proceeds from such liquidation.

(c)           Investment Representation.  Unless the Units subject to purchase under the Plan have been registered under the Securities Act of 1933, as amended (the “1933 Act”), and, in the case of any Employee who may be deemed an affiliate (for securities law purposes) of the Partnership, such Units have been registered under the 1933 Act for resale by such Participant, or the Partnership has determined that an exemption from registration is available, the Partnership may require prior to and as a condition of the delivery of any Units that the person purchasing such Units hereunder furnish the Partnership with a written representation in a form prescribed by the Committee to the effect that such person is acquiring such Units solely with a view to investment for his own account and not with a view to the resale or distribution of all or any part thereof, and that such person will not dispose of any of such Units otherwise than in accordance with the provisions of Rule 144 under the 1933 Act unless and until either the Units are registered under the 1933 Act or the Partnership is satisfied that an exemption from such registration is available.

(d)           Compliance with Securities Laws.  Notwithstanding anything herein or in any other agreement to the contrary, the Partnership shall not be obligated to sell or issue any Units to an Employee under the Plan unless and until the Partnership is satisfied that such sale or issuance complies with (i) all applicable requirements of the securities exchange on which the Units are traded (or the governing body of the principal market in which such Units are traded, if such Units are not then listed on an exchange), (ii) all applicable provisions of the 1933 Act, and (iii) all other laws or regulations by which the Partnership is bound or to which the Partnership is subject.

7.             Rights of Employees; Participants.

(a)           Employment.  The Plan will not confer upon any Employee any right with respect to continuance of employment or other service with the Employer, nor will it interfere in any way with any right the Employer would otherwise have to terminate such Employee’s employment or other service at any time.

(b)           Nontransferability.  No right to purchase Units granted under the Plan shall be assignable or transferable during the lifetime of any Employee either voluntarily or involuntarily, or be subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy.

8.             Plan Administration.

(a)           Authority of Committee.  The Plan shall be administered by the Committee.  Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) determine which persons are Employees who may participate; (ii) determine the number of Units to be purchased by an Employee; (iii) determine the time and manner for purchasing Units; (iv) interpret, construe and administer the Plan; (v) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (vi) make a determination as to the right of any person to receive Units under the Plan; (vii) correct any defect, supply any omission, or reconcile an inconsistency in the Plan; and (viii) make any other determinations and take any other actions that the Committee deems necessary or desirable for the administration of the Plan.

(b)           Determination under the Plan.  Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all persons, including the Partnership, the Employer or any Employee.  No member of the Committee shall be liable for any action, determination or interpretation made in good faith, and all members of the Committee shall, in addition to their rights as directors, be fully protected by the Partnership with respect to any such action, determination or interpretation.

9.             Plan Amendment, Modification and Termination.

Except as otherwise required by applicable law or exchange requirements, the Board may amend the Plan in any manner, including increasing the maximum number of Units that may be purchased under the Plan, without the consent of any Person.  The Plan may be terminated at any time by the Board at any time and shall automatically terminate when all Units authorized for purchase pursuant to the Plan have been purchased.  On termination of the Plan, all amounts then remaining credited to the notional accounts for Employees shall be returned to the affected Employees.

10.          Nonexclusivity of the Plan.

The adoption of the Plan by the Partnership shall not be construed as creating any limitations on the power or authority of the Partnership or any of its Affiliates to adopt such other or additional incentive or other compensation arrangements of whatever nature as the Partnership or any of its Affiliates may deem necessary or desirable or to preclude or limit the continuation of any other plan, practice or arrangement for the payment of compensation or fringe benefits to employees, non-employee directors, or consultants generally, or to any class or group of employees, directors, or consultants, which the Partnership or any of its Affiliates now has lawfully put into effect, including, without limitation, any long-term incentive plan.

11.          Requirements of Law.

(a)           Requirements of Law.  The issuance of Units pursuant to the Plan shall be subject to all applicable laws, rules and regulations.

(b)           Governing Law.  The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware, without regard to conflicts of laws principles.